UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):  February 18, 2015

THE VALSPAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3011	36-2443580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1101 South 3rd Street, Minneapolis, Minnesota		55415
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (612) 851-7000

901 - 3rd Avenue South, Minneapolis, Minnesota 55402

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2015, the stockholders of The Valspar Corporation, a Delaware corporation (the “Corporation”) approved The Valspar Corporation 2015 Omnibus Equity Plan (the “2015 Omnibus Plan”), which our Board of Directors adopted on December 10, 2014, subject to stockholder approval. Prior to adoption, we had awarded stock options and restricted stock under the Corporation’s 2009 Omnibus Equity Plan, as amended through September 30, 2014 (the “2009 Omnibus Plan”). We have outstanding stock options to participants under the 1991 Stock Option Plan, Stock Option Plan for Non-Employee Directors and 2009 Omnibus Plan (together, the “Prior Plans”) and outstanding restricted stock awards and RSUs under the 2009 Omnibus Plan. With the adoption of the 2015 Omnibus Plan, no further awards will be made under the 2009 Omnibus Plan. Any award granted under a Prior Plan will continue to be governed by the terms of that plan.

The purpose of the 2015 Omnibus Plan is to increase stockholder value and to advance the interests of the Corporation by furnishing a variety of awards designed to attract, retain and motivate key employees and consultants of the Corporation and its subsidiaries and directors of the Corporation. The 2015 Omnibus Plan will replace the 2009 Omnibus Plan.

Our Compensation Committee will administer the 2015 Omnibus Plan and will have complete authority to grant awards, to interpret the plan and to make any other determination which it believes necessary and advisable for the proper administration of the plan. The committee’s decisions on matters relating to the 2015 Omnibus Plan are final and conclusive on the Corporation and the participants. Officers of the Corporation, employees of the Corporation or a subsidiary, members of the Board, and consultants or other independent contractors who provide services to the Corporation or a subsidiary are eligible to receive awards under the 2015 Omnibus Plan when designated by the committee.

The aggregate number of shares of our common stock available for awards made under the 2015 Omnibus Plan will be 7,000,000 (reduced by (a) the number of stock options and stock-settled SARs granted after October 31, 2014 under the 2009 Omnibus Plan and (b) a multiple of 3.51 times the actual number of shares of Common Stock awarded pursuant to any stock-settled Award under the 2009 Omnibus Plan other than stock options and SARs granted after October 31, 2014). The remaining share reserve under Prior Plans was cancelled upon the approval of the 2015 Omnibus Plan by stockholders, and all further awards will be made under the 2015 Omnibus Plan. If an award granted under the 2015 Omnibus Plan (or previously granted under any of the Prior Plans) expires or is terminated or canceled unexercised as to any shares of common stock or forfeited or reacquired by the Corporation pursuant to rights reserved upon issuance thereof, such shares may again be awarded under the 2015 Omnibus Plan pursuant to another award, subject to the plan’s share counting requirements for awards other than stock options or stock-settled stock appreciation rights (SARs).

The 2015 Omnibus Plan permits the granting of incentives in any one or a combination of the following forms:

•	non-qualified stock options which are not intended to qualify under Section 422 of the Internal Revenue Code;

•	SARs payable in shares of common stock;

•	stock awards;

•	restricted stock, restricted stock units and performance stock units; and

•	performance awards of cash, stock or property.

The 2015 Omnibus Plan is described in detail in our 2015 proxy statement on Schedule 14A filed with the Securities and Exchange Commission on January 16, 2015 in connection with the Annual Meeting of Stockholders on February 18, 2015. The descriptions of the 2015 Omnibus Plan set forth herein and in the proxy statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Omnibus Plan attached hereto as Exhibit 10.1, which is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	The Valspar Corporation 2015 Omnibus Equity Plan (incorporated by reference to Appendix A to the Definitive Proxy Statement for the Annual Meeting of Stockholders, filed on January 16, 2015).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE VALSPAR CORPORATION

Dated: February 24, 2015	/s/ Rolf Engh
Name: Rolf Engh
Title: Executive Vice President, General Counsel and Secretary

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	The Valspar Corporation 2015 Omnibus Equity Plan (incorporated by reference to Appendix A to the Definitive Proxy Statement for the Annual Meeting of Stockholders, filed on January 16, 2015).